Exhibit 10.21

May 2017

RESTRICTED STOCK UNIT AGREEMENT

for

Non-Employee Directors

RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date, by and between the Grantee and Hexcel Corporation (the "Company").

W I T N E S S E T H:

WHEREAS, the Company has adopted the Hexcel Corporation 2013 Incentive Stock Plan (the "Plan"); and

WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is desirable and in the best interests of the Company to grant to the Grantee restricted stock units (“RSUs”) as an incentive for the Grantee to advance the interests of the Company.

NOW, THEREFORE, the parties agree as follows:

1.Notice of Grant; Incorporation of Plan.  Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Company hereby grants to the Grantee the number of RSUs indicated on the Notice of Grant attached hereto as Annex A, which Notice of Grant is incorporated by reference herein.  Unless otherwise provided herein, capitalized terms used herein and set forth in such Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used herein and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time. The RSUs granted herein constitute an Award within the meaning of the Plan.

2.Terms of Restricted Stock Units.  The grant of RSUs provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

(a)No Ownership.Each RSU and each Additional Restricted Unit (as defined below, collectively “Restricted Units”) shall convert into one share of the Company’s common stock, $.01 par value per share (the “Common Stock”).  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Common Stock in respect of the RSUs and the Restricted Units until such RSUs and Additional Restricted Units have vested and been distributed to the Grantee in the form of shares of Common Stock.  The Grantee shall be entitled to dividend equivalents in an amount equal to the value of any cash or stock dividends paid by the Company on one share of Common Stock, for each RSU and each Additional Restricted Unit outstanding under this Agreement on a dividend record date. In the case of cash dividends, the Company shall credit the Grantee, on each dividend payment date, an additional number of RSUs (“Additional Restricted Units”) equal to (i) divided by (ii), where (i) equals the total number of unvested Restricted Units subject to this Agreement on such date multiplied by the dollar amount of the cash dividend paid per share of Common Stock on such date, and (ii) equals the Fair Market Value of a share of Common

Stock on such date. If a dividend is paid to holders of Common Stock in shares, the Company shall credit the Grantee, on each dividend payment date, Additional Restricted Units equal to the total number of unvested Restricted Units subject to this Agreement on such date multiplied by the share dividend paid per share of Common Stock on such date.  If fractions of a share would result from the calculation of any Additional Restricted Units payable to the Grantee, the amount of Additional Restricted Units shall be rounded down to the nearest whole number of shares.  Additional Restricted Units are subject to the same restrictions, including but not limited to vesting, transferability, forfeiture and payment restrictions that apply to the underlying RSUs to which they relate.

(b)Transfer of Restricted Units.Except as provided in this Section 2(b), the Restricted Units and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer Restricted Units in contravention of this Section is void ab initio. Restricted Units shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Grantee shall be permitted to transfer Restricted Units to members of his or her immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships or other entities whose only partners or equity owners are such family members; provided, however, that no consideration can be paid for the transfer of the Restricted Units and the transferee of the Restricted Units must agree to be subject to all conditions applicable to the Restricted Units (including all of the terms and conditions of this Agreement) prior to transfer.

(c)Vesting and Conversion of Restricted Units.  Subject to Sections 2(d) and 2(e), the Restricted Units shall vest daily in proportion to the time elapsed between the Grant Date and the first anniversary of the Grant Date (the “Specified Date”), and shall be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee within 30 days following (x) the Specified Date or (y) if properly and timely elected by the Grantee in accordance with the terms and conditions determined by the Committee from time to time, the date of the Grantee’s separation from service with the Company.

(d) Separation from Service.

(i) If the Grantee separates from service with the Company prior to the Specified Date for any reason other than death, disability or Cause, then (A) all Restricted Units that have vested on or prior to the date the Grantee separated from service with the Company shall be converted into an equivalent number of shares of Common Stock and distributed to the Grantee within 30 days of the date of such separation from service, and (B) the Grantee shall forfeit all Restricted Units which have not yet become vested as of the date the Grantee separated from service with the Company.

(ii)In the event the Grantee separates from service with the Company because of the Grantee’s death or disability, all Restricted Units shall vest, be converted into an equivalent number of shares of Common Stock and be distributed to the Grantee within 30 days of the date of such separation from service.

(iii)In the event the Grantee separates from service with the Company for Cause, then the Grantee shall forfeit all Restricted Units, whether or not vested.

(iv) “Separation from service” (and variations thereof) shall, for all purposes of this Agreement, have the meaning given in Section 1.409A-1(h) of the Treasury Regulations (or any successor provision).

(e)Change of Control.  In the event of a Change in Control (as defined below) or of the termination of this Agreement within twelve months of a complete liquidation or dissolution of the Company that is taxed under Section 331 of the Code, all Restricted Units shall immediately vest, and shall be converted into shares of Common Stock and be distributed to the Grantee within 30 days of the date of the Change in Control or, in the event of a complete liquidation or dissolution of the Company, as soon as administratively practicable after such liquidation or dissolution.

(f)Specified Employee.  Notwithstanding anything in sections 2(c) or 2(d) to the contrary, if after the Date of Grant the Grantee subsequently becomes an employee of the Company and is a “specified employee” within the meaning of Treasury Regulation 1.409A-1(i) as of the date of his or her separation from service with the Company, then no Restricted Units convertible on account of the Grantee’s separation from service shall be converted into shares of Common Stock or distributed to the Grantee until the earlier of (i) the date which is six months after the date of the Grantee’s separation from service and (ii) the date of the Grantee’s death.

3.Taxes.  The Grantee shall pay to the Company promptly upon request any taxes the Company reasonably determines it is required to withhold under applicable tax laws with respect to the Restricted Units.  Such payment shall be made as provided in Section VIII(f) of the Plan.

4.No Right to Continued Service as Director.  Nothing contained herein shall be deemed to confer upon the Grantee any right to continue to serve as a member of the Board.

5.Miscellaneous

(a)

Governing Law/Jurisdiction/Resolution of Disputes.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, USA without regard to the conflicts of laws provisions thereof. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in the state of Connecticut, USA in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party's own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration, including without limitation, reasonable attorneys' fees of the Grantee, shall be borne by the Company in the event the Grantee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.  If any costs of the arbitration borne by the Company in accordance herewith would constitute compensation to the Grantee for United States federal income tax purposes, then the amount of any such costs reimbursed to the Grantee in one taxable year shall not affect the amount of such costs reimbursable to the Grantee in any other taxable year, the Grantee’s right to reimbursement of any such costs shall not be subject to liquidation or exchange for any other benefit, and the reimbursement of any such costs incurred by the Grantee shall be made as soon as administratively practicable, but in any event within ten (10) days, after the date the Grantee is determined to be the prevailing party in the arbitration.  The Grantee shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

(b)

Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee's records with the Company, or such other address as the Grantee may designate in writing to the Company, or to the Company, Attention:  Corporate Secretary, or such other address as the Company may designate in writing to the Grantee.

(c)

Failure to Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(d)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

(e)

Modifications; Entire Agreement; Headings.  Subject to Section 6(b), any amendment to this Agreement must be in writing and, in the case of any amendment that adversely affects the Grantee’s rights hereunder, such writing must be executed by the Grantee.  This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.  This Agreement inures to the benefit of, and is binding upon, the Company and its successors-in-interest and its assigns, and the Grantee, the Grantee’s heirs, executors, administrators and legal representatives.  The section headings herein are intended for reference only and shall not affect the interpretation hereof.

(f)

Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

6.Section 409A.

(a)

It is intended that this Agreement comply in all respects with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b)

Notwithstanding any term or provision of this Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Company may, without prior notice to or consent of the Grantee, amend this Agreement to the extent determined by the Company, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the premature inclusion in the Grantee’s gross income pursuant to the Applicable Regulations of any compensation intended to be deferred hereunder. The Company shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c)

In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d)

Except as otherwise specifically provided herein, the time for distribution of the Restricted Units as provided in Section 2 shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with or permitted under the Applicable Regulations.  Further, for the avoidance of doubt, the Grantee shall not have the right to designate the taxable year in which the Restricted Units shall convert into an equivalent number of shares of Common Stock and be delivered to the Grantee.

7.Definitions.For purposes of this Agreement:

(I)

“Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Exchange Act.

(II)

“Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Section 318(a) of the Code.

(III)

A director will be deemed to separate from service with the Company for “Cause” if such separation is due to his fraud, dishonesty or intentional misrepresentation in connection with his duties as a Director or his embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

(IV) "Change in Control" shall mean any of the following events:

(1)       any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”); excluding, however, the following: (a) any acquisition by the Company or any of its Controlled Affiliates, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates, (c) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (4) below and (d) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(2)

any Person is or becomes the Beneficial Owner, directly or Indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (a) through (d) of subsection (1) above; or

(3)      a change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(4)     there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate

Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Common Stock of the Company and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the  then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (1) through (4) above, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Agreement.

(V)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Exchange Act (as modified as above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable.

Exhibit 10.21

May 2017

Annex A

NOTICE OF GRANT

RESTRICTED STOCK UNIT AGREEMENT

HEXCEL CORPORATION 2013 INCENTIVE STOCK PLAN

The following member of the Board of Directors of Hexcel Corporation, a Delaware corporation, has been granted Restricted Stock Units in accordance with the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached.

The terms below shall have the meanings ascribed to them below when used in the Restricted Stock Unit Agreement.

Grantee
Address of Grantee
Grant Date	May 4, 2017
Aggregate Number of RSUs Granted	2,072

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached and execute this Notice of Grant and Restricted Stock Unit Agreement as of the Grant Date.

HEXCEL CORPORATION

Grantee

By:

Gail E. Lehman

Executive Vice President